Exhibit 99.6 Patrick M. Ryan Chief Executive Officer (609) 631-6177 FAX: (609) 584-5984
YARDVILLE NATIONAL BANK	P.O. Box 8487 Trenton, NJ 08650 (609) 585-5100

February 12, 2007

Lawrence B. Seidman

100 Misty Lane

Parsippany, New Jersey 07054

Dear Mr. Seidman:

Thank you for your letter dated February 5, 2007.

As a matter of general policy, however, information pertaining to our employees is confidential unless disclosure is required by the various rules and regulations of the SEC, OCC or other regulatory authority. Please see our SEC filings for public information in this regard, as well as information regarding our transactions with related persons.

Thank you for your interest in Yardville.

Sincerely,

/s/Patrick M. Ryan

Patrick M. Ryan

Chief Executive Officer

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